Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of the TIAA-CREF Funds:

In planning and performing our audit of the financial statements of TIAA-CREF Funds (comprised of Growth &
Income Fund, International Equity Fund,  Large-Cap
Growth Fund, Large-Cap Value Fund, Mid-Cap Growth
Fund, Mid-Cap Value Fund, Small-Cap Equity Fund,
Large-Cap Growth Index Fund, Large-Cap Value Index
Fund, Equity Index Fund, S&P 500 Index Fund, Small-Cap
Blend Index Fund, International Equity Index Fund,
Enhanced International Equity Index Fund, Enhanced
Large-Cap Growth Index Fund, Enhanced Large-Cap Value
Index Fund, Social Choice Equity Fund, Real Estate
Securities Fund, Managed Allocation Fund , Bond Fund,
Bond Plus Fund, Short-Term Bond Fund, High-Yield Fund,
Tax-Exempt Bond Fund, Inflation-Linked Bond Fund, Bond
Index Fund, Money Market Fund, Lifecycle 2010 Fund,
Lifecycle 2015 Fund, Lifecycle 2020 Fund, Lifecycle
2025 Fund, Lifecycle 2030 Fund, Lifecycle 2035 Fund,
Lifecycle 2040 Fund, Lifecycle 2045 Fund, Lifecycle
2050 Fund, Lifecycle Retirement Income Fund, Lifecycle
Index 2010 Fund, Lifecycle Index 2015 Fund, Lifecycle
Index 2020 Fund, Lifecycle Index 2025 Fund, Lifecycle
Index 2030 Fund, Lifecycle Index 2035 Fund, Lifecycle
Index 2040 Fund, Lifecycle Index 2045 Fund, Lifecycle
Index 2050 Fund and Lifecycle Index Retirement Income
Fund hereinafter referred to as the "Funds") as of and for the year ended September 30, 2010, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2010.
This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



November 22, 2010

PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com